EXHIBIT 10.10

                                 EQUIPMENT LEASE

         THIS AGREEMENT made and entered this ____ day of August, 1994, by and between STAR TRAX, INC., a __________________ corporation, having its principal business address at 8 Christo Drive, Hilton Head, South Carolina 29926, (hereinafter referred to an "Lessor"), and MAGIC PROMOTIONS, INC., a _________________ corporation, having its principal business address at 4589 Bassett Road, Atwater, Ohio 44201, (hereinafter referred to an "leesee"), and is for the commercial use and lease of certain personal property more fully described herein.

         WHEREAS, Lessor owns, holds, and lawfully possesses a motor vehicle commonly known an a bus, more fully described as a 1991 Eagle, VIN lEUBN8B12LB070371 and a motor vehicle commonly known a bus, more fully described an a 1987 MCI, VIN lM8FDM9A2HP04168, which buses, together with any replacement parts, additions, repairs and accessories incorporated therein and/or affixed thereto, are hereinafter collectively referred to as the "Equipment"; and

         WHEREAS, Lessor desires to lease the Equipment to Lessor on the terms and conditions net out herein; and

         WHEREAS, Lessee desires to lease the Equipment from Lessor on the terms and conditions set forth herein.

         NOW, THEREFORE, Lessee agrees that upon Lessor's acceptance hereof, Lessee shall be bound by and shall comply with all the "Terms and Conditions of Lease" set out below.

                          TERMS AND CONDITIONS OF LEASE

         Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Equipment on the following terms:

         1. DISCLAIMER OF WARRANTIES. LESSEE ACKNOWLEDGES THAT THE
EQUIPMENT IS OF A SIZE, DESIGN, TYPE AND MANUFACTURER SELECTED BY LESSEE, THAT LESSOR IS NOT A MANUFACTURER THEREOF OR A DEALER THEREIN, NOR IS LESSOR AN AGENT OF A MANUFACTURER THEREOF NOR A DEALER THEREIN, THAT LESSEE LEASES THE EQUIPMENT AS-IS AND THAT LESSOR HAS NOT MADE AND DOES NOT HEREBY MAKE ANY AGREEMENT, REPRESENTATION OR WARRANTY WITH RESPECT TO THE MERCHANTABILITY, CONDITION, QUALITY OR SUITABILITY OF THE EQUIPMENT IN ANY CONNECTION THEREWITH, OR FOR THE PURPOSES AND USES OF LESSEE OR ANY OTHER AGREEMENT, REPRESENTATION OR WARRANTY OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BORNE BY LESSEE. LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT LESSOR SHALL NOT ASSUME ANY LIABILITY FOR ANY REPRESENTATION OR WARRANTY OF ANY KIND OR CHARACTER EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, MADE AT ANY TIME BY THE MANUFACTURER OR SUPPLIER THEREOF.

         2. TERM OF LEASE. This Lease shall become effective on the execution hereof by Lessor and the term of this Lease shall be for a period of twelve (12) months commencing September __, 1994, and ending at Midnight on September __, 1995.

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         3. PAYMENT OF RENT. Lessee shall pay to Lessor the total rental amount of One Hundred Eight Thousand Eight Hundred Fifty-two and 00/100 Dollars ($108,852.00) on the following schedule: First and last month' Q rent of Eighteen Thousand One Hundred Forty-two and 00/100 Dollars ($18,142.00) shall be due upon the acceptance of this Lease by Lessor. Thereafter, and commencing on October 1, 1994, Lessee shall pay to Lessor the monthly rental of Nine Thousand Seventy-one and 00/100 Dollars ($9,071.00) plus all other charges due under this Lease, on the first day of each month until all rent due hereunder has been paid. Lessor shall deliver the Equipment to Lessee at the open of business on September 1, 1994.

         4. NON-CANCELABLE LEASE. This Lease cannot be canceled or terminated except as expressly provided herein.

         5. UNIFORM COMMERCIAL CODE FINANCING STATEMENTS. At the request of Lessor, Lessee will join Lessor in executing Financing Statements pursuant to the Uniform Commercial Code. Lessee authorizes Lessor and Lessor's assignee and each subsequent assignee to file a Financing Statement signed only by Lessor or such assignee in all places where Lessor or maid assignee deems it necessary to protect its interests.

         6. OPTION TO PURCHASE EQUIPMENT. So long as Lessee shall not be in default hereunder, Lessee "hall have the option to purchase the Equipment hereby leased at the expiration of this Lease for the sum of Three Hundred Twelve Thousand Three Hundred Forty-seven and 88/100 Dollars ($312,347.88), plus applicable taxes, if any. To exercise maid option, Lessee shall notify Lessor, in writing, thirty (30) days prior to the expiration of the term of this Lease of its intention to so purchase. Lessee shall also have the option to purchase the Equipment during the first thirty (30) days of this Agreement for the price of Three Hundred Ninety Thousand and 00/100 Dollars ($390,000.00). In the event of such a purchase, this Lease shall be canceled and the rent due hereunder shall be pro-rated. The purchase price shall be paid in clear funds upon the expiration of this Lease.

         7. MAINTENANCE OF CLEAR TITLE. Lessee may do nothing to encumber or jeopardize Lessor's title in the equipment, including, but not limited to, any pledging or encumbrance, or hypothecation of any Equipment to any bank, lender, or other entity.

         8. SURRENDER. At the expiration of this Lease if Lessor does not exercise its option to buy the Equipment, or upon demand by Lessor made pursuant to Paragraph 18 hereof (DEFAULT), Lessee at its expense shall return the Equipment to Lessor in good working condition and repair, reasonable wear and tear excepted, by delivering it to such place or on board such carrier as Lessor may specify.

         9. LESSOR'S INSPECTIONS; LABELS. Lessor shall have the right to label or identify the Equipment in a conspicuous manner indicating Lessor's ownership of the Equipment. Lessor shall have the right to inspect Equipment at any time, with reasonable notice to the Lessee.


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         10. REPAIRS AND MAINTENANCE; USE; ALTERATIONS. Lessee, at its sole expense, shall keep Equipment in good working condition, repair, maintenance, and furnish all labor, parts, mechanisms and devices required therefor. Lessee shall use Equipment in a careful and lawful manner. Lessee shall not make any alterations, additions or improvements to Equipment without Lessor's prior written consent. All additions and improvements made to Equipment shall belong to Lessor and shall not be removed without Lessor's prior written consent; provided, however, that Lessor consent shall not be required for repairs or routine maintenance to the Equipment by Lessee.

         11. INSURANCE. Lessee shall, during the term of this Lease, purchase, maintain and pay all premiums for (a) insurance against lose, theft, destruction or damages of the Equipment, and all items thereof, in an amount not lens than the full costs of replacement or cost of new or comparable Equipment; and (b) insurance against any liability for harm to property or human life or liability in an amount of no less than Five Million and 00/100 Dollars ($5,000,000.00). All insurance shall be with companies and in a form acceptable to Lessor. The proceeds under thin insurance shall be payable to the Lessor under Raid policy or policies of insurance, and Lessee shall deliver the policies of insurance to Lessor.

         Upon the signing of this lease, Lessee shall instruct his insurance agent, broker or company to confirm to the Lessor in writing that the necessary insurance has been bound, and inform the Lessor of the names of the insurance company binding this insurance, the amount of insurance and the full description of coverage; and within thirty (30) days after the delivery date forward to the Lessor the insurance policy or policies.

         If the Lessee faire to purchase and maintain insurance in accordance with the terms of this Lease, the Lessor shall have the right, but shall not be obligated, to effect such insurance and to pay the premiums for name. On Lessees failure to procure such insurance or provide evidence of same to Lessor, Lessor has the right but not the obligation to procure insurance at Lessee's expense.

         12. RISK OF LOSS. Lessee shall bear the entire risk of loss, theft, destruction or damage of the Equipment, or any item thereof, (herein "Loss or Damage") from any cause whatsoever. In the event of Loss or Damage, Lessee shall notify Lessor of said Lose or Damage in writing, certified mail, return receipt requested, within ten (10) days from the date of said Loss or Damage. Further, in the event of such Loss or Damage to any item of Equipment, Lessee shall replace the name with like Equipment in good condition and repair and with clear title thereto in Lessor.

         13. LIENS; TAXES. Lessee shall pay as directed by Lessor or reimburse Lessor upon demand for all taxes, including but not limited to Bales and use taxes (exclusive of Federal and State taxes based on Lessor's net income, unless such net income taxes are in substitution for or relieve Lessee from any taxes which Lessee would otherwise be obligated to pay under the terms of this paragraph 13), fees, charges and assessments, whatsoever, however

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designated, whether based on the rent or levied, assessed or imposed upon the
Equipment or upon or in respect of the manufacture, purchase, delivery, ownership, leasing, use, return or other disposition of the Equipment, now or hereafter levied, assessed or imposed under the authority of a federal, state or local taxing jurisdiction, regardless of when and by whom payable. Lessor may, in its discretion, prepare and file any and all returns required in connection with the obligations which Lessee has assumed under this paragraph 13. Lessor shall upon request furnish Lessee a copy of any much filing or any governmental invoice issued covering such obligations.

         14. LESSOR'S PAYMENT. Lessee agrees to reimburse, in full, Lessor for the cost of maintaining said insurance referred to in paragraph 11, in the event that Lessor consents to advance any insurance premium, as provided in paragraph 11, and Lessee further agrees to reimburse, in full, Lessor for the cost of discharging said taxes, referred to in paragraph 13, in the event that Lessor consents to advancing such taxes, in cash within fifteen (15) days following the date of actual payment of said insurance premiums or taxes.

         15. INDEMNITY. Lessee shall indemnify Lessor and save Lessor harmless from any and all liability, loss, damage, expense, causes of action, suite, claims or judgments arising from injury to person or property resulting from or based upon the actual or alleged use or operation of any and all of the Equipment or its location or condition; and shall, at Lessee's own cost and expense, defend any and all suits which may be brought against Lessor, either alone or in conjunction with others, upon any such liability or claim or claims. Lessee shall satisfy, pay and discharge any and all judgments and fines that may be recovered against Lessor in any such action or actions, provided, however, that Lessor shall give Lessee written notice of any such claim or demand.

         16.  ASSIGNMENT; OFFSET. Without Lessor's prior written consent,
Lessee shall not (a) assign, transfer, pledge, hypothecate, or otherwise dispose of this leasehold interest in said Equipment or any item thereof, or (b) sublet or lend said Equipment or permit it to be used by anyone other than Lessee or Lessee's employees.

         All rights of Lessor hereunder may be assigned, pledged, mortgaged, transferred or otherwise disposed of, either in whole or in part, without notice to Lessee but always, however, subject to the rights of Lessee under this Lease. If Lessee is given notice of such assignment, it agrees to acknowledge receipt thereof in writing. Lessee agrees that Lessor's interest in the Equipment may be made subject to a security interest and that the secured party' e right, title and interest in thin Lease to the rental payments provided herein in and to the Equipment, shall be free from all defenses, set-offs or counter-claims of any kind or character which Lessee may be entitled to assert against Lessor. Notwithstanding any such assignment, Lessor warrants that Lessee shall quietly enjoy use of the Equipment subject to the terms and conditions of this Agreement. Subject to the foregoing, this lease inures to the benefit of and is binding upon the heirs, legatees, personal representatives, successors and assigns of the parties hereto.

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         17. DELINQUENCY CHARGE. Should Lessee fail to pay any part of the rent herein reserved or any other amount required to be paid to Lessor by Lessee within three (3) days after the due date thereof, Lessee shall pay to Lessor a late charge for internal collection costs as a service charge and interest on such delinquent payment at the rate of five percent (5%) of such payments as are late, but in no event shall the service charge and interest for such delinquency be less than twenty-five dollars ($25.00).

         18. DEFAULT. If Lessee shall fail to pay any rent or any other amount herein provided for within three (3) days after the same becomes due and payable, or if Lessee fails to perform any other provision hereof within three
(3) days after Lessor shall have demanded in writing performance thereof, or if Lessee shall abandon the Equipment, or if any proceeding in bankruptcy, receivership, or insolvency shall be commenced by or against the Lessee, or its property, voluntary or involuntary, or if Lessee makes an assignment for the benefit of creditors or if Lessee makes any misrepresentation or false statement as to Lessees credit or financial standing in connection with the execution of this Lease, or if an attachment or execution be levied upon any of Lessee' B property, or if Lessee permits any other entity or person to use the said Equipment without the prior written consent of Lessor or if Lessee defaults under any term or condition of any other lease or contract subsequently entered into between the parties hereto, all such events described in this paragraph are hereinafter referred to as "default". Lessor shall have the right, but shall not be obligated to exercise any one or more of the following remedies, which remedies or any of them may be exercised by lessor without notice to Lessee:

         (A) ACCELERATION. To declare all rent and other amounts then due or to become due hereunder immediately due and payable and pursuant to such acceleration to immediately recover all of such rents or other amounts then due or to become due hereunder.

         (B) RECOVERY OF SUMS DUE OR TO BECOME DUE. In lieu of acceleration, Lessor may recover all rents and other amounts due as of the date of such default and recover all rents and other sums that may accrue thereafter up to and including the date of trial or judgment.

         (C) REPOSSESSION. In the event of default under this Lease, as described in Paragraph 18 above; Lessor shall be entitled to take immediate possession of the Equipment. Lessor may enter upon Lessee's premises and may take possession of any or all of the Equipment wherever it may be located, without demand or notice, without any court order or other process of law and without incurring any liability to Lessee for any damages occasioned by such taking of possession. Any such repossession shall not constitute a termination of this Lease unless Lessor so notifies Lessee writing. Lessor may require Lessee in such event to assemble the Equipment and return it to Lessor at a place to be designated by Lessor which is reasonably convenient to lessor or Lessee. Lessor shall attempt to use reasonable means to release said Equipment at such rental and upon such terms and conditions as Lessor's sole discretion deems reasonable, or may sell or attempt

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to sell the Equipment at public or private sale for cash or on credit at such price and upon such terms as Lessor in it sole discretion deems reasonable. Any attempts on the part of Lessor to release or sell the Equipment shall not be deemed either a waiver of or the exercises of Lessors right to accelerate all sums due or to become due under this Lease as provided for above.

         (D) LESSEE'S LIABILITY FOR REMAINING UNPAID RENTS. In the event of such releasing of the Equipment, or any item thereof, and/or the sale of the Equipment, or any item thereof, Lessee shall forthwith pay to Lessor any unpaid rents remaining, which unpaid rent be shall be computed as follows:

The total of the rent for all items of Equipment which were released from date of release to "Expiration Date of Lease", and the total of the rent for all items of Equipment which were sold, from date of sale to "Expiration Date of Leases; PLUS any other sums due pursuant to any other provisions of this Lease; PLUS all costs of collection, including but not limited to repossessing, transporting, and storing said Equipment; PLUS reasonable attorneys fees if services of an attorney are utilized hereunder; PLUS all costs of repairing, reconditioning, reselling or selling the Equipment; PLUS an other costs of collection, including but not limited to reasonable commissions paid or payable to Lessor's employees or agents for releasing or selling the Equipment; PLUS any other costs of collection; LESS: (a) the total rentals to be received under any lease covering the releasing of the Equipment during the balance of the existing term of this lease; and (b) the proceeds from said sold Equipment less the Lessor's anticipated value of said Equipment estimated as of the date of expiration of this Lease. In the event the Equipment is disposed of by any installment Agreement or by any releasing of the Equipment, or by successive purchasers or lessees, none of such resales or releases shall release Lessee from liability under this Lease, including Lessee's liability for any unpaid rents as computed under this Lease.

         (E) NO TERMINATION. Any repossession of the Equipment by Lessor or any other action by Lessor under this paragraph shall not constitute a termination of Lessee's obligations under this Lease unless Lessor so notifies Lessee in writing and unless Lessor so terminates this Lease. Lessee shall remain liable for the full performance of any and all of its obligations hereunder, including but not limited to Lessee's obligation to pay rent and other amounts required under this Lease.

         19. WHERE MORE THAN ONE LESSEE HAS SIGNED THIS AGREEMENT. Whether as co-lessee, guarantor or otherwise, liability hereunder shall be joint and several and Lessor or its assigns may with the consent of any one of the Lessees hereof, modify, extend or change any of the terms hereof without the consent or knowledge of the others, without in any way releasing, waiving or impairing any rights granted Lessor against such others.

         20. LESSOR'S GENERAL RIGHT OF SET OFF. Lessor may hold and apply any money, property or instruments of the Lessee or any one of them which Lessor has or which may come into its possession and may apply, credit or off-set the same against any amounts owing by

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the Lessees or any one of them to Lessor. Any monies, debts or other obligations owed by the Lessees, or any one of them, to Lessors for any reason whatsoever whether arising out of this Lease or otherwise shall be the joint and several obligation of all of the Lessees hereunder and all such payments shall be made by the Lessees to the Lessors in cash from their own separate funds.

         21. NOTICES. Any written notice or demand under this Agreement must be given to Lessor or Lessee by mailing it to the respective party at its address set forth therein, or at such address as the party may provide in writing from time to time by certified mail, return receipt requested. Notice or demand so mailed shall be effective when deposited in the United States mail, duly addressed and postage prepaid.

         22. OWNERSHIP. Title to the Equipment shall at all times remain in Lessor. Replacements, additions, repairs or alterations made to or placed in or upon the Equipment shall become a component part thereof and title therein shall immediately vest in Lessor and shall be included under the terms and provisions of this Lease. The Equipment shall always remain and shall be admitted to be personal property, even though attached to realty.

         23. GOVERNING LAW. This Lease shall be governed and construed in accordance with the laws of the State of Florida. The parties agree that any action arising under their Agreement shall be tried in Hillsborough County, Florida.

         24. CONSENT TO JURISDICTION. Lessee consents to the exclusive jurisdiction of the courts of the State of Florida in any and all actions and proceedings between the parties hereto arising under or growing out of this Lease and irrevocably agrees to service of process by any means authorized under Florida law.

         25. MISCELLANEOUS. This Lease shall be deemed to have been entered into at the offices of Lessor in Florida and all performance on the part of Lessee, including the payment of all sums due hereunder, shall be deemed to have been required to be performed by Lessee at the offices of Lessor in Florida. Time is of the essence of this Lease. Whenever the singular is used herein the plural is included if applicable.

         26. SEVERABILITY. If any provision of this Lease is held invalid, such invalidity shall not affect the other provisions which can be given effect without the invalid provision and to this end the provisions of this Lease are declared to be severable.

         27. EXPENSES OF ENFORCEMENT. Lessee shall pay to Lessor all costs and expenses, including reasonable attorney=, fees and fees of collection agencies, incurred by Lessor in exercising any of its rights or remedies hereunder or in enforcing any of the terms or provisions hereof.

         28. ENTIRE AGREEMENT - WAIVER. This instrument, together with other written instruments, documents, or other Agreements executed by the parties hereto which refers to and/or secures the performance of this rental Agreement, constitutes the entire Agreement between Lessor and Lessee with respect to the Equipment

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only, and it shall not be amended, altered or changed except by written
Agreement signed by lessor and any one Lessee hereto. Waiver by Lessor of any provision hereof in any instance shall not constitute a waiver as to any other instance.

         29. AUTHORIZATION OF TRANSMITTEE. It is hereby agreed by and between all the parties hereto that any delivery or installation of Equipment, acceptance of said Equipment, rendering of any statement, invoice or demand for payment or reimbursement by Lessor to any co-lessee) hereinafter referred to as "Transmitted") shall be deemed as being made to or for all other Lessees and Lessee hereby authorizes Transmittee to accept all deliveries and installations of said Equipment and to acknowledge receipt for said Equipment in good condition and repair.

         30. APPLICABILITY. Lessor shall have the right at any time and without notice to make this Lease applicable to any goods or services leased by the Lessor to the Lessees, or any one of them or to any other person, firm, partnership, or corporation in which any of the Lessees have any interest whatsoever (except mere ownership of stock in a publicly owned corporation) or which Lessees or any one of them may be an officer.

         31. TIME OF ESSENCE. With respect to all provisions of this Lease, time shall be of the essence.

         32. STATEMENTS OF FINANCIAL CONDITION. Lessor may require from time to time, and Lessee agrees to furnish, statements setting forth the financial condition of operation of Lessee.

         33. CONSEQUENTIAL DAMAGES. Lessee agrees that Lessor shall not be liable for any consequential damages resulting from any cause whatsoever including but not limited to the failure of Lessor to deliver any item of said Equipment.

         IN WITNESS WHEREOF, the undesigned have executed this Agreement on this ____ day of ________________________, 1995.


                                              LESSOR:  D&E ENTERPRISES
                                                       C.B.B.A., INC.


                                              By:
---------------------------                      -----------------------------
Witness                                          Ronald L. Anderson,
                                                 President C.B.B.A., Inc.


                                              By:
---------------------------                      ------------------------------
Witness                                          David Brosman, M.D.,
                                                 President, D&E Enterprises


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                                                 LESSEE:  MAGIC PROMOTIONS,
                                                                   INC.

                                                 By:
---------------------------                         ---------------------------
Witness                                             Joe Marsh, President,
                                                     Magic Promotions


                                                 By:
--------------------------                          ---------------------------
Witness                                             Lee Marshall, Vice
                                                    President, Magic Promotions


                                                 By:
--------------------------                          ---------------------------
Witness                                             Glenn Bechdel, Vice
                                                    President, Magic Promotions

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